UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549 FORM 8-K CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 28, 2015

Associated Banc-Corp
(Exact name of registrant as specified in its chapter)

Wisconsin	001-31343	39-1098068

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

433 Main Street, Green Bay, Wisconsin	54301
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code	920-491-7500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On August 28, 2015,  the Board of Directors of Associated Banc-Corp (“Company”) authorized the repurchase of up to $10 million of the depositary shares each representing a 1/40th interest in a share of the Company’s 6.125% Non-Cumulative Perpetual Preferred Stock, Series C.  The Board also authorized the repurchase of up to $10 million of the Warrants to purchase shares of the Company’s common stock, which expire on November 21, 2018.  Repurchases under such authorizations are subject to regulatory limitations and may occur from time to time in open market purchases, block transactions, private transactions, accelerated share repurchase programs or similar facilities.

The news release containing this information is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1 News release dated August 28, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Associated Banc-Corp
(Registrant)

Date: August 28, 2015	By: /s/ Randall J. Erickson
Randall J. Erickson
Executive Vice President, General Counsel
and Corporate Secretary

Exhibit Index
Exhibit
Number
99.1 News Release dated August 28, 2015